SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12


                          CENTENNIAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i) 1), 14a-6(i)(2) or Item
    22(a) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:
         (2)  Form, schedule or registration statement no.:
         (3)  Filing party:
         (4)  Date filed:

On January 23, 2001, Centennial Technologies, Inc. issued the following press release:


Analysts Contacts:                                    Media Contacts:
------------------                                    ---------------
Thomas Alsborg                                        Robert (Bob) Kula
Solectron Corporation                                 Solectron Corporation
+1 (408) 956-6614 (U.S.)                              +1 (408) 935-5405 (U.S.)
thomasalsborg@ca.slr.com                              robertkula@ca.slr.com


Richard J. Pulsifer                                   Karen Schwartzman
Centennial Technologies, Inc.                         Polaris Public Relations
+1 (978) 805-2323 (U.S.)                              +1 (617) 437-9990 (U.S.)
rpulsifer@cent-tech.com                               kschwartzman@polarispr.net



                  SOLECTRON ENTERS INTO DEFINITIVE AGREEMENT TO
                      ACQUIRE CENTENNIAL TECHNOLOGIES, INC.



         - CENTENNIAL'S DESIGN, MANUFACTURING AND MARKETING CAPABILITIES
                    FOR PC CARD BASED PRODUCTS TO STRENGTHEN
                SOLECTRON'S TECHNOLOGY SOLUTIONS BUSINESS UNIT -



For Immediate Release: Jan. 23, 2001



     MILPITAS,  Calif.,  and WILMINGTON,  Mass. -- Solectron  Corporation (NYSE:
SLR), the world's leading provider of electronics manufacturing and supply-chain management services, and Centennial Technologies, Inc. (NASDAQ: CENL) said today they have entered into a definitive merger agreement for Solectron to acquire Centennial. As a result of the transaction, Solectron will acquire all of Centennial's design, manufacturing and marketing capabilities, which include memory module and memory card solutions based on SRAM and flash technologies for OEMs and end users in multiple markets such as telecommunications, data communications, mobile computing and medical markets. Centennial will operate under Solectron's Technology Solutions Business Unit, which currently includes SMART Modular Technologies, Inc. and Force Computers, Inc.


     Under the terms of the agreement, Solectron will issue or reserve for issuance upon the exercise of assumed stock options approximately 2.96 million shares of Solectron common stock in exchange for all of Centennial's fully diluted equity, including all outstanding Centennial stock options to be assumed by Solectron in connection with the transaction. Based upon the average closing price of Solectron common stock last week, net of the proceeds from the exercise of stock options, the net purchase price of the transaction will be approximately US$108 million. Using Centennial's current capitalization and assuming conversion of Centennial's outstanding convertible preferred stock, the exchange ratio for the transaction is expected to be approximately 0.536 shares of Solectron common stock for each share of Centennial common stock. The transaction will be accounted for as a purchase and is expected to close during the second quarter of calendar year 2001. The completion of the transaction is subject to governmental approvals, including antitrust clearance, approval of the transaction by Centennial's stockholders and other customary closing conditions.


     "We are excited by the opportunity to strengthen our flash memory module and PC card businesses," said Ajay Shah, president and CEO of the Technology Solutions Business Unit. "Centennial's expertise in these areas will enhance our current technology capabilities and expand our presence in United States, Canada and the United Kingdom. Furthermore, this acquisition extends our Technology Solutions Business Unit customer base in the linear flash market and provides us with new opportunities to promote our ATA product line."


     "We believe this transaction is good not only for our stockholders, but also for our customers and employees," said L. Michael Hone, president and CEO of Centennial. "This agreement with Solectron gives our customers access to Solectron's substantial financial resources, global reach and technological capabilities. At the same time, this transaction recognizes and leverages the significant value and expertise our employees bring to the engineering and manufacture of custom PC cards."

     Solectron will assume responsibility for Centennial's manufacturing facility and corporate headquarters in Wilmington, Mass., and all of Centennial's sales and service offices in the United States and United Kingdom. Solectron expects to offer employment to the more than 140 manufacturing, sales, engineering and related support associates currently employed by Centennial.


SAFE HARBOR
This news  release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. In particular, while the companies have executed a definitive merger agreement, there is no assurance that the parties will complete the transaction. In the event that the companies do not receive the necessary government or shareholder approvals or fail to satisfy conditions for closing, the transaction will terminate. Additional risks and uncertainties include conditions in the financial markets relevant to the proposed merger, the failure to achieve expected synergy and efficiencies of operations, discontinuity of component supply or availability, risk of price fluctuation, loss of major customers, fluctuations in operating results, changes in technology, competition, the ability to manage rapid growth, the ability to manage business integration, risks associated with international sales and operations, environmental regulations, market risk, segment risk, the ability to retain key personnel and intellectual property rights enforcement. For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Solectron's forms 8-K, 10-Q, S-3 and 10-K, and by Centennial under the heading "Factors that May Affect Future Results" contained in Centennial's filings with the SEC. Each of Solectron and Centennial disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


ABOUT SOLECTRON CORPORATION
Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., and founded in 1977, employs more than 71,000 people in 60 locations worldwide. Net sales for the first three months of the fiscal year 2001 ended Dec. 1, 2000, was US$5.7 billion. Solectron was the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing.


SMART Modular Technologies, Inc. is a wholly owned operating company within the Technology Solutions Business Unit of Solectron. SMART, a leading independent manufacturer of memory and I/O products, offers more than 500 products to leading OEMs in the computer, networking and telecommunications industries. The memory product line includes specialty and standard DRAM, Flash memory and SRAM modules and Flash memory cards. The I/O product line includes standard and custom wireless and wireline communications devices and modular I/O sub-systems for client-side and central office applications. SMART operates several specialized manufacturing and design facilities and has access to the worldwide manufacturing operations of Solectron Corporation. More information on SMART can be obtained on the Internet at www.smartmodulartech.com.

ABOUT CENTENNIAL TECHNOLOGIES, INC.
Centennial Technologies, Inc. provides custom and industry standard PC Cards for original equipment manufacturers, and is a global leader in the integration of patented and proprietary technology into application-specific cards for commercial, industrial and military markets. Centennial's headquarters and ISO 9001 certified engineering and manufacturing facility are located in Wilmington, Mass., just north of Boston, with sales and services offices in California, Florida, New York, North Carolina, Indiana, Pennsylvania and Texas. Centennial's international sales and service operations are headquartered in the United Kingdom. More information about Centennial is available at www.cent-tech.com.


ADDITIONAL INFORMATION
Solectron intends to file a registration statement on Form S-4 and Centennial intends to mail a proxy statement/prospectus to its stockholders in connection with the transaction, each of which will contain information about the transaction. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus carefully when they become available. The registration statement and the proxy statement/prospectus will contain important information about Solectron, Centennial, the transaction and related matters, including detailed risk factors. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus through the web site maintained by the SEC at http//www.sec.gov, or by directing a request to Solectron at 777 Gibraltar Drive, Milpitas, Calif. 95035, Attention: Thomas Alsborg, telephone: (408) 956-6614, or Centennial at 7 Lopez Road, Wilmington, Mass. 01887, Attention Richard J. Pulsifer, telephone: (978) 805-2323. In addition to the registration statement and the proxy statement/prospectus, Solectron and Centennial file annual, quarterly and special reports, proxy statements and other information with the SEC. Investors and security holders may read and obtain free copies of any such reports, statements and other information through the web site maintained by the SEC, or by contacting Solectron and Centennial at the addresses listed above.


     Centennial, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with this transaction. Centennial's directors are: William J. Shea, Eugene M. Bullis, Steven M. DePerrior, Jay M. Eastman, L. Michael Hone, David A. Lovenheim and John J. Shields. Centennial's executive officers are: L. Michael Hone, President and Chief Executive Officer; Richard N. Stathes, Executive Vice President - Worldwide Sales & Marketing; Jacques Assour, Senior Vice President - Operations; John C. Nugent, Managing Director - Centennial Technologies International Limited; Richard J. Pulsifer, Vice President, Chief Financial Officer and Secretary; and Mary A. Gallahan, Vice President - Administration and Human Resources. Information concerning Centennial's directors and executive officers can be found in documents filed by Centennial with the SEC. Certain directors and executive officers of Centennial may have direct or indirect interest in this transaction due to securities holdings, vesting of options and rights to severance payments if their employment is terminated following the merger. Additional information regarding participants in the solicitation will be contained in the proxy statement/prospectus.



                                      ###

On January 23, 2001, the following Memorandum was distributed to employees of Centennial Technologies, Inc.


                       CONFIDENTIAL: FOR EMPLOYEE USE ONLY
                          NOT FOR EXTERNAL DISTRIBUTION



                                   MEMORANDUM


TO:      Centennial Employees

FROM:    Mike Hone

DATE:    January 23, 2001

SUBJ:    Sale of Centennial Technologies to Solectron
--------------------------------------------------------------------------------

We expect that many of our employees will have questions concerning our announcement today that we have entered into an agreement to sell Centennial Technologies to Solectron. We have tried to anticipate your questions, as shown here. If you as an employee have a question that is not addressed here, please don't hesitate to raise it with me or with your manager. Please be advised that these questions and answers are not to be shared outside the company.


Q:    WE'VE JUST GOTTEN PAST THE WORST OF IT AND WE'RE FINALLY BACK ON OUR FEET,
RELISTED, AND DOING WELL. WHY SELL NOW?


A: We're a publicly traded company. We owe it to our stockholders to maximize shareholder value and this transaction represents the best step for our shareholders. But it also the best step we can take to protect you, our employees, in the face of a market for our product that some day will not be what it is today. We are coming off 10 straight profitable quarters, but the day of diminishing returns will come, unless we can tap and leverage the resources of a bigger player to expand our markets and our product offerings. I see this as the best opportunity with the greatest potential to protect the well-being of Centennial employees for years into the future.


Q:    WHO IS CENTENNIAL BEING SOLD TO?


A: We have signed an agreement with Solectron, under which Centennial will be operated by the Technology Solutions Business Unit of Solectron, which includes SMART Modular Technologies, Inc., one of Solectron's subsidiaries. The Technology Solutions Business Unit has a number of locations throughout the United States, the closest being a research and development facility in Westborough, Massachusetts.

      Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., and founded in 1977, employs more than 71,000 people in 60 locations worldwide. Net sales for the first three months of the fiscal year 2001 ended Dec. 1, 2000, was US$5.7 billion. Solectron was the first two-time winner of the Malcolm Baldridge National Quality Award for manufacturing.

      SMART is a wholly owned operating company within the Technology Solutions Business Unit of Solectron Corporation (NYSE: SLR). SMART, a leading independent manufacturer of memory and I/O products, offers more than 500 products to leading OEMs in the computer, networking and telecommunications industries. The memory product line includes specialty and standard DRAM, Flash memory and SRAM modules and Flash memory cards. The I/O product line includes standard and custom wireless and wireline communications devices and modular I/O sub-systems for client-side and central office applications. SMART operates several specialized manufacturing and design facilities and has access to the worldwide manufacturing operations of Solectron Corporation. More information on SMART can be obtained on the Internet at www.smartmodulartech.com.

      SMART is a Centennial competitor, insofar as they make PC cards, but they are less focused on custom design and manufacture. SMART typically deals in higher volume and works with a small number of customers. It is Centennial's strength in custom design and manufacture of PC cards, especially low volume and high mix, that makes Centennial attractive to both SMART and Solectron.


Q:   WHEN DO YOU EXPECT THIS TRANSACTION TO CLOSE?


A:   From our perspective,  the sooner we can close this transaction, the better it will be for everyone involved. In any event, we hope to get this closed during the second calendar quarter of 2001.


Q:   WHAT CAN YOU TELL ME ABOUT MY OWN JOB SECURITY?


A: Solectron has representatives here now to discuss this issue with you , but my expectation is that there will not be any layoffs as a result of this transaction. To the contrary, Solectron needs each and every one of you if they are to maximize the investment they are making in our company. They do not have the capacity to serve the needs of our customers at any of their other plants, nor do they have the skills of our workforce - so they have no interest in losing you or the talent you bring to them. Basically Solectron intends to leverage our unique capabilities to strengthen their company as a whole, and to grow their customer base.

Q:   WILL MY WORK ASSIGNMENT CHANGE?


A: No changes to work assignments are expected at this time. Employees will likely, however, over the long term, have many more opportunities to step up a rung on the career ladder, since Solectron is so vast and has so many more growth opportunities to offer.


Q:   HOW ABOUT MY SALARY? CAN I EXPECT THAT TO STAY THE SAME?


A:   Yes.


Q:   WHAT  ABOUT  BENEFITS  LIKE  VACATION  PAY  AND  SICK  DAYS?  CAN WE EXPECT
COMPARABLE BENEFITS?


A:   Yes. Human  Resources will be holding group meetings to discuss benefits in further detail.


Q:   WILL I HAVE TO COMMUTE TO A DIFFERENT FACILITY?


A: Solectron does not expect that its newest associates will have to commute to another facility. Solectron has no plans to change what we do here at our Wilmington headquarters. They like our plant, are impressed by our state-of-the-art equipment, and see no reason to change this. In fact, Solectron is talking about increasing capacity in Wilmington, not decreasing it.


Q:   WHAT ABOUT CENTENNIAL EMPLOYEES WHO WORK OFF-SITE,  LIKE OUR SALES TEAM AND
INTERNATIONAL GROUP?


A:   They are expected to remain with the company as well,  under the same terms that affect all employees.


Q:   WE ALL HAVE STOCK OPTIONS.  HOW AND WHEN WILL WE RECOGNIZE THE VALUE OF OUR
STOCK OPTIONS?


A: Each Centennial stock option converts into 0.536 of a Solectron stock option. For example, let's suppose you have 100 stock options now at a $5.00 exercise price. At the time of the closing of this transaction, when your Centennial options become Solectron options, you will have 53 Solectron options (100 Centennial options x 0.536 = 53 Solectron options) at an exercise price of $9.33 ($5.00 Centennial exercise price divided by 0.536 equals the $9.33 Solectron exercise price.) (Note: Option share amounts will be rounded down to the nearest share amount and the exercise price is rounded up to the nearest cent.)


Q:   WHAT'S IN IT FOR OUR CUSTOMERS?


A: This is a win not just for you as employees, but for our customers as well. They will like the fact that they will continue to get uninterrupted high quality customized service from the same people who have served them for years - you - and they will also likely appreciate the added resources and products available to them through Solectron. If you want to know what to tell customers when you're talking to them, tell them that they are losing nothing with this transaction, and gaining plenty.


Q:  WHAT WILL HAPPEN TO THE BOARD OF DIRECTORS?


A:  Centennial's Board will be disbanded.


Q:  SHOULD WE ASSUME THAT THIS A DONE DEAL?


A: No. The transaction still requires Hart Scott Rodino (HSR) approval from the U.S. government among other regulatory approvals. However, we don't anticipate any obstacles in gaining such approvals. Furthermore, we have the full support of Centennial's board and our entire management team. With your hard work and support, we have been able to turn the company around, which has resulted in very satisfied customers and 10 consecutive profitable quarters. So, while the deal is not yet completed, I would ask that you try to remain focused and continue to provide the same uncompromising service so that we can close the deal during the second calendar quarter of 2001. As the transaction nears the close, we will regularly update you.


ADDITIONAL INFORMATION

     Solectron intends to file a registration statement on Form S-4 and Centennial intends to mail a proxy statement/prospectus to its stockholders in connection with the transaction, each of which will contain information about the transaction. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus carefully when they become available. The registration statement and the proxy statement/prospectus will contain important information about Solectron, Centennial, the transaction and related matters, including detailed risk factors. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus through the web site maintained by the SEC at http//www.sec.gov, or by directing a request to Solectron at 777 Gibraltar Drive, Milpitas, Calif. 95035, Attention: Thomas Alsborg, telephone: (408) 956-6614, or Centennial at 7 Lopez Road, Wilmington, Mass. 01887, Attention Richard J. Pulsifer, telephone: (978) 805-2323. In addition to the registration statement and the proxy statement/prospectus, Solectron and Centennial file annual, quarterly and special reports, proxy statements and other information with the SEC. Investors and security holders may read and obtain free copies of any such reports, statements and other information through the web site maintained by the SEC, or by contacting Solectron and Centennial at the addresses listed above.

     Centennial, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with this transaction. Centennial's directors are: William J. Shea, Eugene M. Bullis, Steven M. DePerrior, Jay M. Eastman, L. Michael Hone, David A. Lovenheim and John J. Shields. Centennial's executive officers are: L. Michael Hone, President and Chief Executive Officer; Richard N. Stathes, Executive Vice President - Worldwide Sales & Marketing; Jacques Assour, Senior Vice President - Operations; John C. Nugent, Managing Director - Centennial Technologies International Limited; Richard J. Pulsifer, Vice President, Chief Financial Officer and Secretary; and Mary A. Gallahan, Vice President - Administration and Human
Resources. Information concerning Centennial' directors and executive officers can be found in documents filed by Centennial with the SEC. Certain directors and executive officers of Centennial may have direct or indirect interest in this transaction due to securities holdings, vesting of options and rights to severance payments if their employment is terminated following the merger. Additional information regarding participants in the solicitation will be contained in the proxy statement/prospectus.